DELAWARE GROUP INCOME FUNDS

Registration No. 811-02071
FORM N-SAR
Semiannual Period Ended January 31, 2017

SUB-ITEM 77D: Policies with respect to security investments

On November 16, 2016, the Board of Trustees (the ?Board?) of Delaware Group Income Funds (the ?Registrant?) approved certain changes to the Delaware Diversified Floating Rate Fund?s (the ?Fund?) investment strategies to reposition the Fund as a bank loan focused fund. These strategy changes became effective on January 31, 2017. In addition and in connection with these changes, the Fund?s name was changed to Delaware Floating Rate Fund. This information is herein incorporated by reference to the Registrant?s prospectus and statement of additional information dated January 31, 2017, as filed with the Securities and Exchange Commission (SEC Accession No. 0001145443-17-000119).

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q.1(e) Amendment No. 4 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Group Income Funds and Delaware Management Company, a series of Delaware Management Business Trust, dated January 31, 2017, attached as Exhibit.

WS: MFG_Philadelphia: 907765: v1

WS: MFG_Philadelphia: 867889: v1